Exhibit 15.1

KPMG S.A.	Téléphone : +33 (0)1 55 68 68 68
Tour EQHO	Télécopie : +33 (0)1 55 68 73 00
2 Avenue Gambetta	Site internet : www.kpmg.fr
CS 60055
92066 Paris la Défense Cedex
France

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-258369) on Form F-3 of our report dated March 27, 2023, with respect to the consolidated financial statements of Inventiva S.A.

Paris La Défense, France

March 27, 2023

KPMG S.A.

/s/ Cédric Adens
Cédric Adens

Partner